Exhibit 5.8

v Vorys, Sater, Seymour and Pease LLP Legal Counsel	52 East Gay St. PO Box 1008 Columbus, Ohio 43216-1008 614.464.6400 | www.vorys.com Founded 1909

June 3, 2013

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

Re:	Registration Statement on Form S-4 Relating to $375,0000,000
Aggregate Principal Amount of 6.875% Senior Notes due 2020

Ladies and Gentlemen:

We have acted as special local counsel in the State of Ohio (the “State”) to Sealy Mattress Company, Sealy, Inc., Sealy Mattress Company of Puerto Rico and North American Bedding Company, each of which is an Ohio corporation (collectively, the “Ohio Guarantors”), in connection with that certain registration statement on Form S-4 (the “Registration Statement”) filed on June 3, 2013, by Tempur Sealy International, Inc., a Delaware corporation (the “Company”), and certain subsidiaries of the Company, including the Ohio Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance by the Company of its 6.875% Senior Notes due 2020 (the “Exchange Notes”) and the guaranties as to the Company’s obligations under the Exchange Notes (the “Exchange Note Guaranties”) by each of the entities listed in the Registration Statement as guarantors (the “Guarantors”), including the Ohio Guarantors.

Pursuant to the prospectus forming a part of the Registration Statement, the Company is offering to exchange in an exchange offer up to $375,000,000 aggregate principal amount of Exchange Notes for a like principal amount of its outstanding 6.875% Senior Notes due 2020 (the “Old Notes”), which have not been registered under the Act, and to exchange the Exchange Note Guaranties for the existing guaranties as to the Company’s obligations under the Old Notes by certain subsidiaries of the Company. The Exchange Notes and the Exchange Note Guaranties are being registered under the Act as set forth in the Registration Statement and are being issued pursuant to the provisions of an Indenture, dated as of December 19, 2012 (the “Indenture”), among the Company, as issuer, certain subsidiaries of the Company, as guarantors, and New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by that certain Supplemental Indenture, dated as of March 18, 2013, among the Company, certain of the Guarantors listed therein and the Trustee (collectively with the Indenture, the “Note Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

Columbus    |    Washington    |    Cleveland     |    Cincinnati    |    Akron    |    Houston

v

Legal Counsel

Tempur Sealy International, Inc.

June 3, 2013

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

(a) The Note Indenture, including the provisions relating to the Exchange Note Guaranties;

(b) A specimen form of Exchange Note;

(c) The Certificates of Good Standing dated as of June 3, 2013, issued by the Ohio Secretary of State with respect to each of the Ohio Guarantors, respectively, a copy of which is attached as an exhibit to the Officer’s Certificate for each Ohio Guarantor, respectively (each, a “Good Standing Certificate”);

(d) A copy of the Articles of Incorporation of each of the Ohio Guarantors, a copy of which is attached as an exhibit to the Officer’s Certificate for each Ohio Guarantor, respectively (collectively, the “Articles”);

(e) A copy of the Code of Regulations of each of the Ohio Guarantors, a copy of which is attached as an exhibit to the Officer’s Certificate for each Ohio Guarantor, respectively (together with the Articles, the “Organizational Documents”); and

(f) Certificates of an officer of each of the Ohio Guarantors (the “Officer’s Certificates”), as to certain questions of fact material to our opinions herein.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Ohio Guarantors, certificates of public officials, certificates of officers or representatives of the Ohio Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering this opinion letter, we have assumed, with your consent and without having made any independent investigation or verification of any facts relating thereto, the following: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures, (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of the Note Indenture by the Ohio Guarantors), (vi) no party nor any other person has acted in a

v

Legal Counsel

Tempur Sealy International, Inc.

June 3, 2013

manner, and no other event has occurred, since the date of execution, adoption, effectiveness or delivery of the Note Indenture or any other document reviewed by us having a date prior to the date hereof, as the case may be, that would effect an amendment, modify the interpretation thereof or cause any statement made therein not to be true and complete, and (vii) as to factual matters, the truthfulness of the representations and statements included in the Note Indenture, the Officer’s Certificates and the certificates of public officials.

Further, we have made no independent investigation of the records or files of the Ohio Guarantors (other than our review of the Organizational Documents of each Ohio Guarantor and the Note Indenture), and have made no attempt to verify any information, if any, which may have been provided to us by any other person. Without limiting the generality of the foregoing, we have made no examination of the character, organization, activities or authority of any party to the Note Indenture (except with respect to the Ohio Guarantors, to the extent specifically described herein) which might have any effect upon our opinions expressed herein.

Based upon and subject to the foregoing and the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1. Each Ohio Guarantor is a corporation validly existing and, based solely on the Good Standing Certificate for such Guarantor, in good standing in the State.

2. Each Ohio Guarantor has the corporate power and authority to enter into and perform its obligations under the Note Indenture.

3. The Note Indenture has been duly executed and delivered by each Ohio Guarantor.

4. The execution, delivery and the performance of the Note Indenture by each Ohio Guarantor have been duly authorized by all necessary corporate action on the part of such Ohio Guarantor.

5. The execution and delivery of the Note Indenture by each Ohio Guarantor do not, and the performance of the Note Indenture by each Ohio Guarantor will not (i) violate the Organizational Documents of such Guarantor, or (ii) violate any State statute, law or regulation which in our experience is normally applicable to transactions of the nature contemplated by the Note Indenture.

Our opinion in paragraph 1 above regarding the valid existence and good standing of the Ohio Guarantors under State law is based solely upon our review of good standing certificates issued by the Ohio Secretary of State. The phrase “corporate power and authority” in paragraph 2 above means, with respect to the Ohio Guarantors, the power and authority under the Ohio General Corporation Law and the respective Organizational Documents of each Ohio Guarantor.

v

Legal Counsel

Tempur Sealy International, Inc.

June 3, 2013

We express no opinion as to matters governed by the statutes, laws or regulations of any jurisdiction other than the State.

Our opinions expressed herein are based upon our review of those statutes, laws and regulations of the State that, in our experience, are normally applicable to transactions of the nature provided for in the Note Indenture, but without having made any review of any other statutes, laws or regulations. Without limiting the generality of the foregoing, we have not conducted requisite factual or legal examinations, and accordingly we express no opinion, except as set forth herein, with respect to the application, if any, of statutes, laws or regulations concerning or promulgated by (i) environmental effects or agencies; (ii) fraudulent dispositions or obligations (R.C. Chapter 1336 and R.C. Section 1313.56); (iii) securities laws; (iv) any county, city, town, municipality or other political subdivision of the State, (v) any order of any court or other authority directed specifically to any party to the Note Indenture; (vi) any taxes or tax effect; (vii) industries of which the operations, financial affairs or profits are regulated by the State (for example, banks and thrifts institutions); (viii) racketeer influenced and corrupt organizations (RICO) statutes; (ix) utility regulation; (x) intellectual property laws; (xi) the necessity of any party to qualify to do business in the State; or (xii) antitrust laws.

This opinion letter is given as of the date hereof, and we disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.

This opinion letter is furnished to you for your benefit in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Bingham McCutchen LLP may rely upon this opinion letter in connection with the opinion letter to be filed by such firm with respect to the Registration Statement.

v

Legal Counsel

Tempur Sealy International, Inc.

June 3, 2013

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/    Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP